Exhibit 5.2

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

January 22, 2009

First State Bancorporation

7900 Jefferson N.E.

Albuquerque, New Mexico 87109

Re:	First State Bancorporation Registration Statement on Form S-3 (File No. 333-156517)

Ladies and Gentlemen:

We have acted as special counsel to First State Bancorporation, a New Mexico corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), initially filed by the Company on December 31, 2008 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of the following securities of the Company with a maximum aggregate offering price of up to $100,000,000: (i) an unspecified number of shares of the Company’s common stock, no par value (the “Common Stock”); (ii) an unspecified number of shares of the Company’s preferred stock, no par value (the “Preferred Stock”); (iii) fractional shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), proposed to be entered into between the Company and a bank or trust company to be named (the “Depositary”); (iv) senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued under an indenture (the “Indenture”), proposed to be entered into between the Company and a bank or trustee to be named (the “Trustee”); and (v) warrants (“Warrants”) to purchase Debt Securities or shares of Preferred Stock or Common Stock, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and a warrant agent or agents to be named (the “Warrant Agent” or “Warrant Agents”). The Depositary Shares, the Debt Securities and the Warrants are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

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January 22, 2009

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)	the Registration Statement, as amended to the date hereof;

(b)	the form of Indenture, filed as an exhibit to the Registration Statement;

(c)	the forms of Warrant Agreements, including the form of Warrant, filed as exhibits to the Registration Statement; and

(d)	the form of Deposit Agreement, including the form of Receipt, filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Deposit Agreements, the Indenture, the Warrant Agreements and the Securities will be duly authorized, executed and delivered in the form reviewed by us. In addition, we have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Deposit Agreements, the Indenture, the Warrant Agreements and the Securities, will not violate, conflict with or constitute a default under, (i) the Restated Articles of Incorporation or the Amended Bylaws of the Company, or any agreement or other instrument to which the Company or its properties are subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that the Company has been duly organized and is and will continue to be validly existing and in good standing under New Mexico law and that (i) the Company has duly authorized the filing of the Registration Statement under New Mexico law; (ii) prior to the issuance of any Securities, the Company will have duly authorized the issuance and terms of the Securities under New Mexico law; (iii) prior to the issuance of any Securities, the Deposit Agreements, the Indenture and the Warrant Agreements, as applicable, and each certificate or other executed document evidencing Securities will be duly authorized, executed and delivered by the Company under New Mexico law; (iv) the choice of New York law in the Indenture, the Warrant Agreements and the Deposit Agreements is legal and valid under the laws of other applicable jurisdictions; and (v) the

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January 22, 2009

Company has and will have complied with all aspects of the laws of New Mexico in connection with the issuance of the Securities as contemplated by the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to those laws of the State of New York that, in our experience, are normally applicable to the transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws, rules and regulations are subject to change with possible retroactive effect.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(i) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(ii) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby; and

(iii) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Deposit Agreements, the Indenture, the Warrant Agreements or the Securities, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law Sections 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to Depositary Shares to be offered pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the applicable Deposit Agreement has been duly executed and delivered by the parties

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January 22, 2009

thereto; (iii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement and the Offered Depositary Shares have been duly executed and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefore; (iv) the shares of Preferred Stock relating to the Offered Depositary Shares have been validly issued and fully paid for under the laws of the State of New Mexico and in the manner contemplated by the Registration Statement and any prospectus supplement relating thereto and delivered to the Depositary for deposit in accordance with the Deposit Agreement; and (v) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the Deposit Agreement, the Offered Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, and the Offered Depositary Shares, when issued and sold in accordance with the applicable Deposit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (“Offered Debt Securities”), when: (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; and (iii) the Indenture has been duly executed and delivered by the parties thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the applicable Warrant Agreement has been duly executed and delivered by the parties thereto; and (iii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and purchase agreement and the Offered Warrants have been duly executed and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase

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agreement or any other duly authorized, executed and delivered valid and binding agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP